                                                                     Exhibit 5.1

                           SIMPSON THACHER & BARTLETT LLP

                              425 LEXINGTON AVENUE
                            NEW YORK, N.Y. 10017-3954
                                 (212) 455-2000

                                 -------------

                            FACSIMILE (212) 455-2502

                                                             November 23, 2005

L-3 Communications Holdings, Inc.
600 Third Avenue, 34th Floor
New York, New York  10016

Ladies and Gentlemen:

         We have acted as counsel to L-3 Communications Holdings, Inc., a
Delaware corporation (the "Company"), certain subsidiaries of the Company named on Schedule I attached hereto (each, a "Delaware Guarantor" and collectively, the "Delaware Guarantors") and certain subsidiaries of the Company named on
Schedule II attached hereto (each, a "Non-Delaware Guarantor" and collectively, the "Non-Delaware Guarantors," and taken together with the Delaware Guarantors, the "Guarantors"), in connection with the Registration Statement on Form S-3
(the "Registration Statement") filed by the Company and the Guarantors with the
Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the resale by certain selling security holders of up to $700,000,000 aggregate principal amount of the
Company's 3% Convertible Contingent Debt Securities due 2035 (the "CODES") and
6,841,884 shares of the Company's common stock, par value $0.01 per share (the
"Common Stock"), issuable upon conversion thereof and the guarantees issued in connection with the CODES (the "Guarantees"). The CODES and the Guarantees were issued under an indenture, dated as of July 29, 2005 (the "Indenture"), among the Company, the Guarantors and The Bank of New York, as trustee (the
"Trustee").

         The CODES were initially sold in reliance on Section 4(2) of the Act and may be resold or delivered from time to time as set forth in the
Registration Statement, any amendment or supplement thereto and the prospectus contained therein (the "Prospectus") pursuant to Rule 415 under the Act.

         We have examined the Registration Statement, the Indenture, a duplicate of the global notes representing the CODES, the Guarantees and a copy of a certificate representing the Common Stock, which have been filed with the
Commission, or incorporated by reference, as exhibits to the Registration
Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors.

         In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed

                                      -2-

copies, and the authenticity of the originals of such latter documents. We have also assumed that the Indenture is the valid and legally binding obligation of the Trustee.

         We have assumed further that (1) the Non-Delaware Guarantors have duly authorized, executed and delivered the Indenture and the Guarantees, (2) the execution, delivery and performance by the the Non-Delaware Guarantors of the
Indenture, the CODES and the Guarantees do not and will not violate the laws of the Non-Delaware Guarantors' respective states of formation or any other applicable laws (excepting the laws of the State of New York and the federal laws of the United States) and (3) each of the Non-Delaware Guarantors is duly formed and validly existing under the laws of its respective jurisdiction of organization.

         Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

               1. The CODES have been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Trustee, constitute valid and legally binding obligations of the Company enforceable against the
Company in accordance with their terms.

               2. The shares of common stock initially issuable pursuant to the
Indenture upon conversion of the CODES have been duly authorized and, when issued and delivered in accordance with the Indenture and the CODES, will be validly issued, fully paid and nonassessable.

               3. The Guarantees have been duly authorized, executed and issued by the Delaware Guarantors and, assuming due authentication of the CODES by the
Trustee, constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

         Our opinions set forth in paragraph 1 and 3 above are subject to (i)
the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

         We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States, the Delaware
General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing), the Delaware Limited Liability Company Act and the
Delaware Revised Uniform Limited Partnership Act.

         We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption
"Legal Matters" in the Prospectus included in the Registration Statement.

                                          Very truly yours,

                                          /s/ Simpson Thacher & Bartlett LLP

                                          SIMPSON THACHER & BARTLETT LLP

SCHEDULE I - DELAWARE GUARANTORS
--------------------------------

L-3 Communications Corporation, a Delaware corporation
Broadcast Sports Inc., a Delaware corporation
Henschel Inc., a Delaware corporation
Hygienetics Environmental Services, Inc., a Delaware corporation
KDI Precision Products, Inc., a Delaware corporation
L-3 Communications AIS GP Corporation, a Delaware corporation
L-3 Communications Avionics Systems, Inc., a Delaware corporation
L-3 Communications Aydin Corporation, a Delaware corporation
L-3 Communications CE Holdings, Inc., a Delaware corporation
L-3 Communications Electron Technologies, Inc., a Delaware corporation
L-3 Communications ESSCO, Inc., a Delaware corporation
L-3 Communications Flight Capital LLC, a Delaware limited liability company
L-3 Communications Flight International Aviation LLC, a Delaware limited liability company
L-3 Communications ILEX Systems, Inc., a Delaware corporation
L-3 Communications Integrated Systems L.P., a Delaware limited partnership
L-3 Communications Investments Inc., a Delaware corporation
L-3 Communications Klein Associates, Inc., a Delaware corporation
L-3 Communications MAS (US) Corporation, a Delaware corporation
L-3 Communications Security and Detection Systems, Inc., a Delaware corporation
L-3 Communications Titan Corporation, a Delaware corporation
L-3 Communications Vector International Aviation LLC, a Delaware limited liability company
L-3 Communications Vertex Aerospace, LLC, a Delaware limited liability company
Lincom Wireless, Inc., a Delaware corporation
MPRI, Inc., a Delaware corporation
Pac Ord Inc., a Delaware corporation
Power Paragon, Inc., a Delaware corporation
Shellco, Inc., a Delaware corporation
SPD Electrical Systems, Inc., a Delaware corporation
SPD Switchgear Inc., a Delaware corporation
Titan Scan Technologies Corporation, a Delaware corporation
Wescam Air Ops Inc., a Delaware corporation
Wescam Air Ops LLC, a Delaware limited liability company
Wescam Holdings (US) Inc., a Delaware corporation
Wescam LLC, a Delaware limited liability company

SCHEDULE II - NON-DELAWARE GUARANTORS
-------------------------------------

Apcom, Inc., a Maryland corporation
D.P. Associates Inc., a Virginia corporation
Electrodynamics, Inc., an Arizona corporation
Intelligence Data Systems, Inc., a Virginia corporation
International Systems, LLC, a California limited liability company
Interstate Electronics Corporation, a California corporation
L-3 Communications Advanced Laser Systems Technology, Inc., a Florida
corporation
L-3 Communications Aeromet, Inc., an Oregon corporation
L-3 Communications Avisys Corporation, a Texas corporation
L-3 Communications Cincinnati Electronics Corporation, an Ohio corporation
L-3 Communications CSI, Inc., a California corporation
L-3 Communications EO/IR, Inc., a Florida corporation
L-3 Communications Government Services, Inc., a Virginia corporation
L-3 Communications InfraredVision Technology Corporation, a California
corporation
L-3 Communications Mobile-Vision, Inc., a New Jersey corporation
L-3 Communications Sonoma EO, Inc., a California corporation
L-3 Communications Westwood Corporation, a Nevada corporation
MCTI Acquisition Corporation, a Maryland corporation
Microdyne Communications Technologies Incorporated, a Maryland corporation
Microdyne Corporation, a Maryland corporation
Microdyne Outsourcing Incorporated, a Maryland corporation
ProCom Services, Inc., a California corporation
SYColeman Corporation, a Florida corporation
Titan Facilities, Inc., a Virginia corporation
Troll Technology Corporation, a California corporation
Wolf Coach, Inc., a Massachusetts corporation